UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 6, 2025

(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37603	30-1341024
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreements

On October 6, 2025, BioRestorative Therapies, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with several investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers an aggregate of 678,125 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), in a registered direct offering at an offering price of $1.60 per share (the “Registered Offering”). Pursuant to the Subscription Agreements, in a concurrent private placement offering (the “Private Placement”), the Company agreed to issue to the Purchasers unregistered warrants (the “Unregistered Warrants”) to purchase up to an aggregate of 508,592 shares of the Company’s common stock (the “Unregistered Warrant Shares”) at an exercise price of $2.75 per share. The Registered Offering and the Private Placement are expected to close on or about October 8, 2025.

The gross proceeds of the offering will be $1.085 million, before deducting placement agent fees and expenses and offering expenses payable by the Company and excluding the proceeds of any exercise of the Unregistered Warrants. The Company intends to use the net proceeds from the offering in connection with its clinical trials with respect to its lead cell therapy candidate, BRTX-100, pre-clinical research and development with respect to its metabolic ThermoStem Program, the development of its commercial biocosmeceuticals platform and for general corporate purposes and working capital.

The Shares are being offered pursuant to the Company’s effective registration statement on Form S-3 and accompanying base prospectus (File No. 333-269631), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement, dated October 6, 2025, filed with the SEC on October 8, 2025 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the offering, the Company entered into an engagement letter, dated August 11, 2025 (the “Engagement letter”), with Alere Financial Partners (a division of Cova Capital Partners, LLC) (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 6% of the gross proceeds of the offering from investors introduced to the Company by the Placement Agent (the “Placement Agent Investors”) (4% for other investors). The Company has also agreed to reimburse the Placement Agent approximately $8,300 for out-of-pocket expenses for legal fees and other expenses. In addition, the Company agreed to issue to the Placement Agent, at the closing of the offering, a warrant exercisable commencing six months from the date of issuance until the five year anniversary of the date of issuance to purchase up to 6% of the number of Shares sold in the Registered Offering to Placement Agent Investors (4% for other investors), at a per share exercise price of $2.75.

The foregoing descriptions of the Subscription Agreements and the Engagement Letter are not complete and are qualified in their entirety by reference to the full texts of the form of Subscription Agreement and the Engagement Letter, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the legal opinion of Certilman Balin Adler & Hyman, LLP, counsel to the Company, relating to the legality of the issuance and sale of the Shares in the Registered Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Unregistered Warrants

Each Unregistered Warrant sold in the Private Placement will be exercisable commencing six months from the date of issuance until the five year anniversary of the date of issuance.

If, at the time a holder exercises its Unregistered Warrant, a registration statement covering the resale of the Unregistered Warrant Shares under the Securities Act is not in effect, then, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to make a cashless exercise of the Unregistered Warrants and receive upon such exercise the net number of shares of the Company’s common stock determined according to a formula set forth in the Unregistered Warrants.

A holder will not have the right to exercise its portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of shares of common stock of the Company outstanding immediately after giving effect to the exercise, subject to adjustment as provided for in such warrant.

In certain circumstances, in the event of a fundamental transaction (as described in the Unregistered Warrants), the holders of Unregistered Warrants will be entitled to receive, upon exercise of the Unregistered Warrants, the kind and amount of securities or other consideration that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.

If the last reported sale price of the Company’s common stock is greater than $5.00 per share for any ten consecutive trading days, the Company may redeem each holder’s Unregistered Warrants for an aggregate redemption price of $1.00 upon at least 30 days prior written notice of the redemption date.

The foregoing description of the Unregistered Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Unregistered Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 with regard to the Private Placement is hereby incorporated by reference into this Item 3.02.

Based in part upon the representations of the investors in the Subscription Agreements, the offering and sale of the Unregistered Warrants and the Unregistered Warrant Shares in the Private Placement is being conducted pursuant to an exemption from the registration requirements of the Securities Act provided for in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder.

The Unregistered Warrants and the Unregistered Warrant Shares have not been registered under the Securities Act or any state securities laws, and the Unregistered Warrants and Unregistered Warrant Shares may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements. The Private Placement will not involve a public offering and will be made without general solicitation or general advertising. Each Purchaser represented that it is an “accredited investor”, as defined in Rule 501(a) under the Securities Act, or a “qualified institutional buyer”, as defined in Rule 144A under the Securities Act, and that it is acquiring the Unregistered Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Warrants in violation of the United States federal securities laws.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release regarding the pricing of the Registered Offering (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information referenced under this Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under this Item 7.01 and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K with respect to the Press Release shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

4.1	Form of Unregistered Warrant.
5.1	Opinion of Certilman Balin Adler & Hyman, LLP.
10.1	Form of Subscription Agreement, dated October 6, 2025, by and between the Company and the Purchasers.
10.2	Engagement Letter, dated August 11, 2025, by and between the Company and the Placement Agent.
99.1	Press release of the Company, dated October 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 8, 2025	By:	/s/Lance Alstodt
Lance Alstodt
Chief Executive Officer